EXHIBIT 99.2

                            GLIMCHER REALTY TRUST

                           BROKER AND NOMINEE FORM

              DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN


As provided in the Prospectus dated December 24, 1997 (the "Prospectus") related to the Distribution Reinvestment and Share Purchase Plan of Glimcher Realty Trust (the "Company"), as amended (the "Plan"), this Broker and Nominee Form is to be used by a bank, broker or other nominee making an optional cash investment under the Plan on behalf of one or more Beneficial Owner(s) whose Common Shares are held in the name of a securities depository. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Prospectus.

The bank, broker or other nominee submitting this B&N Form hereby certifies that (a) the information contained herein is true and correct as of the date hereof; (b) a current copy of the Prospectus has been delivered to each Beneficial Owner on whose behalf an optional cash payment is hereby being made, and (c) with respect to each Beneficial Owner on whose behalf an optional cash payment is hereby being made either (i) the optional cash payment for such Beneficial Owner does not exceed $3,000 per calendar quarter or (ii) such Beneficial Owner has submitted to the Company a completed and signed Request for Waiver with respect to such optional cash payment and the Company has granted a waiver of limitations relating to such optional cash payment proposed to be made pursuant to such Request for Waiver.

A B&N Form must be delivered to the Agent each time that such bank, broker or other nominee transmits optional cash payments on behalf of a Beneficial Owner. The B&N Form and appropriate instructions must be received by the Agent at least five business days prior to an Investment Date or the payment will not be invested until the following Investment Date.

[ ] I. Optional Cash Payments of $100 to $3,000 per Calendar Quarter. I/we wish to invest in Common Shares on behalf of certain Beneficial Owners by making an optional cash payment of __________ in United States dollars to the Agent for my/our account under the Share Purchase Program. (Optional cash payments in excess of $3,000 per calendar quarter may be made by a participant only upon such participant's submission to the Company of a completed and signed Request for Waiver and the Company's grant of a waiver of limitations relating to such optional cash payments). I/we hereby direct the Agent to purchase Common Shares with such optional cash payment. I/we hereby direct the Agent to enroll in the Distribution Reinvestment Program [ ](a) all; [ ](b) none; [ ](c) __________ of the Common Shares to be purchased. (Please check box "a", "b" or "c" and specify the applicable number of Common Shares to be enrolled if box "c" is checked. If none of boxes "a", "b" or "c" is checked, box "a" will be deemed to have been selected). I/we hereby authorize the Agent, as my/our agent, to apply such payments to the purchase of full and fractional registered Common Shares.

[ ] II. Optional Cash Payments of In Excess of $3,000 per Calendar Quarter. I/we wish to invest in Common Shares on behalf of certain Beneficial Owner by making an optional cash payment of __________ in United States dollars to the Agent for my/our account under the Share Purchase Program. I/we hereby direct the Agent to purchase Common Shares with such optional cash payment. I/we have submitted to the Company a completed and signed Request for Waiver and the Company has granted a waiver of limitations relating to the optional cash payments proposed to be made pursuant to such Request for Waiver. I/we hereby direct the Agent to enroll in the Distribution Reinvestment Program [ ](a) all; [ ](b) none; [ ](c) __________ of the Common Shares to be purchased. (Please check box "a", "b" or "c" and specify the applicable number of Common Shares to be enrolled if box "c" is checked. If none of boxes "a", "b" or "c" is checked, box "a" will be deemed to have been selected). I/we hereby authorize the Agent, as my/our agent, to apply such payments to the purchase of full and fractional registered Common Shares.


_________________________________________________________
Tile of Account to which Common Shares are to be Credited

_________________________________________________________
Participant Number with Depository


_________________________________________________________
Tax Identification Number

_________________________________________________________
Contact

_________________________________________________________
Phone

_________________________________________________________
Name of Depository

_________________________________________________________
Name(s) of Beneficial Owners For Whom
Optional Cash Payments Are Hereby Being Made

_________________________________________________________
Name(s) of Beneficial Owners For Whom
Optional Cash Payments Are Hereby Being Made

_________________________________________________________
Total Optional Cash Payment

_________________________________________________________
Method of Payment

_________________________________________________________
Date

_________________________________________________________
Name of Broker, Bank or Other Nominee

By:______________________________________________________
Name:____________________________________________________
Title:___________________________________________________